SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 27, 2002

                          Level 3 Communications, Inc.
             (Exact name of Registrant as specified in its charter)

Delaware                                                              47-0210602
(State or other jurisdiction                                    (I.R.S. Employer
incorporation or organization                                Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado                                  80021
(Address of principal executive offices)                              (Zip code)

                                  720-888-1000
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)




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Item 5.  Other Events and Regulation FD Disclosures

     In its press release issued on November 27, 2002, Level 3 Communications, Inc. ("Level 3") announced that Level 3 and Genuity Inc. have signed a definitive agreement under which Level 3 will acquire substantially all of the assets of the Massachusetts-based communications company.

     Level 3 will pay up to $242 million in cash and assume a significant portion of existing long-term operating agreements to acquire Genuity's assets and operations. To facilitate the transaction, Genuity filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code. Level 3's cash consideration at closing could be reduced subject to certain material adjustments. Closing is expected to occur during the first quarter of 2003. The transaction is subject to approval by the bankruptcy court and certain government regulatory agencies. All but one of Genuity's banks have signed an agreement in support of the transaction.

     Verizon has executed a new multi-year contract to purchase wholesale dial-up, IP, transport and other services from Level 3, to take effect when the transaction closes. In addition, America Online has signed an agreement consenting to the transaction that contemplates Level 3 acquiring America Online's network services agreement with Genuity.

     Under the terms of the Level 3-Genuity agreement:

     o Level 3 will pay up to $242 million in cash and assume a significant portion of existing long-term operating agreements for Genuity's U.S. assets and operations;

     o Level 3's cash consideration at closing could be reduced subject to certain material adjustments;

     o The cash on Genuity's balance sheet, together with Level 3's cash consideration, will be distributed to creditors of Genuity;

     o Closing is subject to, among other customary conditions, receipt of Hart-Scott-Rodino approval and other relevant regulatory approvals, as well as bankruptcy court approval.

     The November 27, 2002, Level 3 press release is filed as Exhibit 99.1 to this Current Report and incorporated by reference as if set forth in full.

Item 7.  Financial Statements and Exhibits

     (a) Financial Statements of business acquired

         None

     (b) Pro forma financial information

         None

     (c) Exhibits

     10.1 Asset Purchase Agreement by and among Level 3 Communications, Inc., Level 3 Communications, LLC, Genuity Inc., and the subsidiaries of Genuity Inc. listed on the signature page hereto dated as of November 27, 2002

     99.1 Press Release dated November 27, 2002, relating to transaction with Genuity Inc.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          Level 3 Communications, Inc.



December 2, 2002                     By:  /s/ Neil J. Eckstein
Date                                     Neil J. Eckstein, Vice President